As filed with the U.S. Securities and Exchange Commission on October 10, 2023.

File No. 001-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Mural Oncology plc

(Exact name of Registrant as specified in its charter)

Ireland	98-1748617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Earlsfort Terrace Dublin 2, D02 T380, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

+353-1-905-8020

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of each exchange on which each class is to be registered
Ordinary shares, nominal value $0.01	The Nasdaq Global Market

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Mural Oncology plc

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the information statement filed with this Form 10 as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference in this Form 10 or deemed to be a part of this Form 10 unless such information is specifically incorporated by reference.

Item 1. Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Person Transactions,” “Where You Can Find More Information” and “Index to Combined Financial Statements” and in the financial statements referenced in the information statement. Those sections are incorporated herein by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Summary Historical and Unaudited Pro Forma Combined Financial Information,” “Unaudited Pro Forma Combined Financial Statements,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3. Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Facilities.” That section is incorporated herein by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership by Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Executive Compensation” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Mural’s Share Capital.” Those sections are incorporated herein by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Mural’s Share Capital—Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the information statement entitled “Risk Factors,” “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of Mural’s Share Capital.” Those sections are incorporated herein by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Mural’s Share Capital—Indemnification of Directors and Officers.” That section is incorporated herein by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and in the financial statements referenced therein. That section is incorporated herein by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements. The information required by this item is contained under the section of the information statement entitled “Index to Combined Financial Statements” and in the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Form of Separation Agreement by and between Alkermes plc and Mural Oncology plc

3.1	Form of Amended and Restated Memorandum and Articles of Association of Mural Oncology plc

10.1	Form of Transition Services Agreement by and between Alkermes, Inc. and Mural Oncology, Inc.

10.2	Form of Transition Services Agreement by and between Mural Oncology, Inc. and Alkermes, Inc.

10.3	Form of Tax Matters Agreement by and between Alkermes plc and Mural Oncology plc

10.4	Form of Employee Matters Agreement by and between Alkermes plc and Mural Oncology plc

10.5+	Form of Deed of Indemnification between Mural Oncology plc and individual directors and officers

10.6+	Form of Indemnification Agreement between Mural Oncology, Inc. and individual directors

10.7+	Form of Indemnification Agreement between Mural Oncology, Inc. and individual officers

10.8+	Form of Mural Oncology plc 2023 Stock Option and Incentive Plan, and forms of award certificates thereunder

10.9+	Form of Mural Oncology, Inc. Employment Agreement with executive officers

10.10+	Employment Agreement by and among Alkermes, Inc., Mural Oncology, Inc. and Dr. Caroline Loew, to be effective as of the completion of the separation

10.11+	Form of Mural Oncology plc 2023 Employee Stock Purchase Plan

10.12+	Form of Mural Oncology plc Compensation Recovery Policy

10.13+	Form of Mural Oncology plc Senior Executive Cash Incentive Bonus Plan

10.14*	Form of Assignment and Assumption of Lease Agreement by and between Mural Oncology, Inc. and Alkermes, Inc. with respect to Lease between Alkermes, Inc. and GI TC 850 Winter Street, LLC (as successor-in-interest to PDM Unit 850, LLC), dated as of April 22, 2009, as amended

21.1	List of Subsidiaries of Mural Oncology plc

99.1	Information Statement of Mural Oncology plc, preliminary and subject to completion, dated October 10, 2023

99.2	Form of Notice of Internet Availability of Information Statement Materials

*	To be filed by amendment.
+	Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

MURAL ONCOLOGY PLC

By:	/s/ Caroline Loew
Name: Caroline Loew, Ph.D.
Title: Director and Secretary

Date: October 10, 2023